SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549



                                       Form 8-K

                                    CURRENT REPORT



            Pursuant to Section 13 of the Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported)        January 13, 1994



                          CENTURY TELEPHONE ENTERPRISES, INC.
                (Exact name of registrant as specified in its charter)


          Louisiana                        1-7784                        72-0651161

   (State or other jurisdiction   (Commission File Number)   (IRS Employer Identification No.)
         of incorporation)


               100 Century Park Drive, Monroe, Louisiana         71203
                (Address of principal executive offices)       (Zip Code)



     Registrant's telephone number, including area code   (318) 388-9500

          Item 5.   Other Events

               On October 8, 1993, Century Telephone Enterprises, Inc. ("Century") entered into a definitive merger agreement (the "Merger Agreement") with Celutel, Inc. ("Celutel"), pursuant to which Century proposes to acquire all of the capital stock of Celutel pursuant to a statutory merger (the "Merger"). Consummation of the Merger is subject to the approval of Celutel's stockholders at a meeting scheduled for February 10, 1994, the absence of any material adverse changes in Century or any of Celutel's cellular subsidiaries, and the fulfillment of other closing conditions specified in the Merger Agreement.

               The aggregate merger consideration to be paid by Century to Celutel's stockholders will be dependent upon Century's stock trading price and the actual amount of Celutel's long-term indebtedness and working capital on the date the Merger is consummated, and, accordingly, cannot be definitively calculated until immediately prior to such date. Based upon certain assumptions (including assumptions regarding Century's stock trading price and the accuracy of certain estimates of Celutel's management regarding Celutel's long-term debt and working capital), the aggregate merger consideration is expected to consist of approximately 1.9 million shares of Century common stock and approximately $51 million cash. The actual number of shares of Century common stock issuable at the closing will be determined by dividing 50% of the amount used in calculating the aggregate merger consideration by the average per share closing price of such stock for a 10-day period prior to closing, subject to a ceiling price of $33 per share (which, based on the anticipated consideration described above, fixes the minimum number of shares of Century common stock at 1,555,000) and a floor price of $27 per share (which, based on the anticipated consideration described above, fixes the maximum number of shares of Century common stock at 1,900,000). At this time, Century expects to fund the cash portion of the merger consideration from proceeds to be received from the issuance of long-term debt, the terms and conditions of which have not yet been determined.

               Celutel is a telecommunications company based in Annapolis, Maryland that provides cellular service in five metropolitan statistical areas in Mississippi and Texas. Celutel presently serves an area having an aggregate population of approximately
          1.4 million and controls approximately 1.1 million pops.

               The Celutel acquisition, which will be accounted for as a purchase, would have resulted in an estimated increase of Century's excess cost of net assets acquired of approximately $127 million if the acquisition had occurred as of January 1, 1992. In addition, if the acquisition had occurred as of January 1, 1992, fully diluted earnings per common share on a pro forma basis for the nine-month period ended September 30, 1993 would have decreased approximately $.11 per share.

               On  April 21,  1993,  Century  and  Celutel,  among  others, entered into a purchase agreement pursuant to which Century agreed to acquire Celutel's interests in the Biloxi-Gulfport and Pascagoula, Mississippi nonwireline cellular operating systems for a total purchase price of approximately $36 million. The Merger Agreement provides that this agreement will remain in full force and effect until consummation of the Merger, but suspends the obligations of the parties thereunder unless the Merger Agreement is duly terminated in accordance with its terms, in which event Celutel and Century will be obligated to complete the transactions contemplated thereby.

               Century has filed a registration statement under the Securities Act of 1933 registering the shares of Century common stock to be issued in connection with the Merger. This registration statement was declared effective January 10, 1994.

               Consolidated  Financial  Statements  of  Celutel,  Inc.  and
               Subsidiaries

               1. Consolidated Balance Sheets as of October 31, 1993 (unaudited) and April 30, 1993.

               2. Consolidated Statements of Operations for the three months and the six months ended October 31, 1993 and 1992 (unaudited).

               3. Consolidated Statements of Cash Flows for the six months ended October 31, 1993 and 1992 (unaudited).

               4.   Notes to Consolidated Financial Statements.


               For additional consolidated financial statements of Celutel, see Century's Current Report on Form 8-K dated October 8, 1993.

                         CELUTEL, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                                                    OCTOBER 31,      APRIL 30,
                                                                                        1993            1993
                                                                                   --------------  --------------
                                                                                    (UNAUDITED)
    ASSETS
Current assets:
  Cash...........................................................................  $    1,195,643  $      632,479
  Accounts receivable (less allowance for doubtful accounts of $264,231 and
     $208,937 at October 31, 1993 and April 30, 1993, respectively)..............       4,416,609       3,993,242
  Inventory......................................................................         530,526         575,378
  Prepaid expenses and other.....................................................         199,200         160,196
                                                                                   --------------  --------------
       Total current assets......................................................       6,341,978       5,361,295
                                                                                   --------------  --------------
Investments in cellular telephone licenses:
  License acquisition cost (less accumulated amortization of $4,538,424 and
     $3,835,433 at October 31, 1993 and April 30, 1993, respectively)............      22,176,336      21,873,667
                                                                                   --------------  --------------
                                                                                       22,176,336      21,873,667
Property, plant and equipment, at cost...........................................      19,309,313      18,227,044
Less accumulated depreciation and amortization...................................      (5,545,256)     (4,758,067)
                                                                                   --------------  --------------
       Property, plant and equipment, net........................................      13,764,057      13,468,977
                                                                                   --------------  --------------
Debt issuance costs (less accumulated amortization of $462,616 and $369,776 at
  October 31, 1993 and April 30, 1993, respectively).............................         928,605       1,021,446
Other assets.....................................................................         738,518         442,423
                                                                                   --------------  --------------
       Total assets..............................................................  $   43,949,494  $   42,167,808
                                                                                   --------------  --------------
                                                                                   --------------  --------------
     LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Accounts payable...............................................................  $    1,309,597  $    1,195,463
  Accounts payable to related parties............................................         123,401         148,017
  Accrued liabilities............................................................       1,855,411       1,514,114
  Accrued interest...............................................................         393,845         248,829
  Accrued dealer commissions.....................................................         181,884         301,444
  Current portion of notes payable...............................................          12,300           1,255
                                                                                   --------------  --------------
       Total current liabilities.................................................       3,876,438       3,409,122
Notes payable....................................................................      41,263,525      39,792,000
                                                                                   --------------  --------------
                                                                                       45,139,963      43,201,122
                                                                                   --------------  --------------
Minority interest................................................................       5,435,218       5,233,739
                                                                                   --------------  --------------
Commitments and contingencies
Redeemable preferred stock
  18% Senior Convertible Preferred, $.20 par value; 50,000 shares authorized;
     issued and outstanding, October 31, 1993-- 4,123.9792 shares, April 30,
     1993--3,773.7794 shares.....................................................      38,424,777      34,372,793
                                                                                   --------------  --------------
Shareholders' deficit:
  Class A Common Stock, $.20 par value; 35,000,000 shares authorized; issued and outstanding, October 31, 1993--3,516,188 shares, April 30, 1993--3,516,188
     shares......................................................................         703,238         703,238
  Additional paid-in capital.....................................................        --              --
  Accumulated deficit............................................................     (45,753,702)    (41,343,084)
                                                                                   --------------  --------------
       Total shareholders' deficit...............................................     (45,050,464)    (40,639,846)
                                                                                   --------------  --------------
       Total liabilities and shareholders' deficit...............................  $   43,949,494  $   42,167,808
                                                                                   --------------  --------------
                                                                                   --------------  --------------

   The accompanying notes are an integral part of the consolidated financial statements.

                         CELUTEL, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                         THREE MONTHS ENDED               SIX MONTHS ENDED
                                                            OCTOBER 31,                     OCTOBER 31,
                                                   ------------------------------  ------------------------------
                                                        1993            1992            1993            1992
                                                   --------------  --------------  --------------  --------------
Operating revenue:
  Cellular service revenue.......................  $    6,740,594  $    4,154,172  $   13,167,433  $    7,867,305
  Equipment sales revenue........................         836,295         771,927       1,744,268       1,491,684
  Other..........................................          48,177          38,122          89,749          77,386
                                                   --------------  --------------  --------------  --------------
       Total operating revenue...................       7,625,066       4,964,221      15,001,450       9,436,375
                                                   --------------  --------------  --------------  --------------
Cost and expenses:
  Operating expenses.............................       1,424,375         881,005       2,855,539       1,695,898
  Depreciation and amortization..................         740,283         693,278       1,491,305       1,372,119
  Cost of equipment sold.........................         836,295         771,927       1,744,268       1,491,684
  Marketing and sales expense....................       1,814,103       1,279,917       3,728,845       2,603,104
  General and administrative expense.............       1,598,062       1,430,955       3,139,689       2,627,278
  Provision for doubtful accounts................         388,204         272,615         742,119         468,291
  Operating loss from discontinued subsidiary....        --               105,193        --               173,684
                                                   --------------  --------------  --------------  --------------
       Total costs and expenses..................       6,801,322       5,434,890      13,701,765      10,432,058
                                                   --------------  --------------  --------------  --------------
Income (loss) from operations....................         823,744        (470,669)      1,299,685        (995,683)
                                                   --------------  --------------  --------------  --------------
Other income (expense):
  Gain on sale of asset..........................        --              --                15,000        --
  Interest income................................           2,110             562           4,634           1,473
  Interest expense...............................        (749,886)       (794,276)     (1,476,482)     (1,658,655)
                                                   --------------  --------------  --------------  --------------
       Total other income (expense)..............        (747,776)       (793,714)     (1,456,848)     (1,657,182)
                                                   --------------  --------------  --------------  --------------
Minority Interest................................        (170,328)        119,274        (201,479)        276,569
                                                   --------------  --------------  --------------  --------------
Net loss.........................................         (94,360)     (1,145,109)       (358,642)     (2,376,296)
Preferred stock dividend requirement and
  amortization of warrants and issuance costs....      (2,064,832)     (1,787,540)     (4,051,984)     (3,486,626)
                                                   --------------  --------------  --------------  --------------
Loss applicable to common shareholders...........  $   (2,159,192) $   (2,932,649) $   (4,410,626) $   (5,862,922)
                                                   --------------  --------------  --------------  --------------
                                                   --------------  --------------  --------------  --------------
Per Share Data:
  Average Shares Outstanding.....................       3,516,188       3,516,190       3,516,188       3,516,190
  Net (loss).....................................  $        (0.03) $        (0.33) $        (0.10) $        (0.68)
  Preferred stock dividend requirement and
     amortization of warrants and issuance
     costs.......................................           (0.59)          (0.51)          (1.15)          (0.99)
                                                   --------------  --------------  --------------  --------------
  Loss applicable to common shareholders.........  $        (0.61) $        (0.84) $        (1.25) $        (1.67)
                                                   --------------  --------------  --------------  --------------
                                                   --------------  --------------  --------------  --------------

   The accompanying notes are an integral part of the consolidated financial statements.

                         CELUTEL, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                                           SIX MONTHS ENDED
                                                                                             OCTOBER 31,
                                                                                    ------------------------------
                                                                                         1993            1992
                                                                                    --------------  --------------
Cash flows from operating activities:
  Net loss........................................................................  $     (358,642) $   (2,376,296)
  Adjustments to reconcile net loss to cash used by operations:
     Depreciation and amortization................................................       1,491,305       1,372,119
     Amortization of debt issuance costs..........................................          92,841          92,841
     Provision for doubtful accounts..............................................         742,119         468,291
     Minority interest in net losses of consolidated subsidiaries.................         201,479        (276,569)
     (Gain) loss on sale of asset.................................................         (15,000)       --
  Changes in operating assets and liabilities:
     Accounts receivable..........................................................      (1,165,485)       (874,028)
     Inventory....................................................................          44,851          41,782
     Other assets.................................................................        (325,545)       (438,325)
     Accounts payable.............................................................         114,134         820,617
     Accounts payable to related parties..........................................         (24,616)        (63,476)
     Accrued liabilities..........................................................         366,752         589,376
                                                                                    --------------  --------------
Net Cash provided (used) by operations............................................       1,164,193        (643,668)
                                                                                    --------------  --------------
Cash flows from investing activities:
  Proceeds from sale of subsidiary................................................        --               400,000
  Purchase of property, plant and equipment.......................................      (1,005,660)     (1,440,323)
  Purchase of minority interest in partnerships...................................        --                (1,524)
  Increase in license acquisition costs...........................................      (1,082,269)       (700,540)
                                                                                    --------------  --------------
Net cash used by investing activities.............................................      (2,087,929)     (1,742,387)
                                                                                    --------------  --------------
Cash flows from financing activities:
  Principal payments on notes payable.............................................  $     --        $      (86,813)
  Proceeds from borrowings........................................................       1,486,900       2,195,878
  Minority shareholder capital contributions in subsidiaries......................        --               529,710
                                                                                    --------------  --------------

Net cash provided by financing activities.........................................       1,486,900       2,638,775
                                                                                    --------------  --------------
Net increase in cash..............................................................         563,164         252,720
Cash at beginning of period (May 1)...............................................         632,479         319,023
                                                                                    --------------  --------------
Cash at end of period (October 31)................................................  $    1,195,643  $      571,743
                                                                                    --------------  --------------
                                                                                    --------------  --------------
Supplemental disclosures of cash flow information:
Cash paid during the period for:
  Interest--Other.................................................................  $    1,331,467  $    1,565,815
Supplemental schedule of non-cash investing and financing activities:
  During the six months ended October 31,1993 and 1992, the Company had the following noncash financing and investing activities:
     Dividends paid-in-kind shares of Celutel, Inc.
       Preferred Stock............................................................  $    3,501,998  $    2,936,642
     Accretion of common stock warrants and issuance costs........................         549,986         549,984

   The accompanying notes are an integral part of the consolidated financial statements.

                         CELUTEL, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

     Celutel, Inc. was incorporated in Arizona on December 3, 1982. On July 19, 1988, Celutel, Inc. was reincorporated, in Delaware, by merger into a newly formed wholly-owned subsidiary. Herein, unless the context should otherwise indicate, Celutel, Inc. and its subsidiaries are referred to as the "Company". The principal activity of the Company is the construction, development and operation of cellular telephone systems.

     As of October 31, 1993, the Company had majority interests in five Metropolitan Statistical Area ("MSA") cellular telephone systems, and owned a 100% interest in Celutel Holdings Inc., and Skywalker Cellucom Inc., and its wholly-owned subsidiaries, Skywalker 1990-1 Limited Partnership and Skywalker Investment Corporation. The Company has completed the development and commenced cellular telephone operations in all five of its majority-owned MSA systems.

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial reporting and in accordance to the rules and regulations of the Security and Exchange Commission prescribed in Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Certain information and note disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these statements be read in conjunction with the financial statements and notes thereto in the Company's April 30, 1993 Annual Report on Form 10-KSB (as amended).

     It is the opinion of management, that all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position as of October 31, 1993, the results of operations for the three and six months ended October 31, 1993 and 1992, and cash flows for the six months ended October 31, 1993 and 1992 have been made and consistently applied with those used in the preparation of the Company's 1993 Annual Report on Form 10-KSB (as amended). The results of operations for the three and six months ended October 31, 1993 are not necessarily indicative of the results of operations for the full year.

2. PURCHASE AGREEMENT

     On October 8, 1993, the Company entered into an Agreement and Plan of Merger (the "Merger") with Century Telephone Enterprises, Inc. whereby the Company and its subsidiaries (including Biloxi-Gulfport, Mississippi and Pascagoula, Mississippi, the "MGC Agreement"), will be acquired by merger. The purchase price will be paid 50% in cash and 50% in Century Common Stock. The net consideration to the Company's public common shareholders, depending upon certain assumptions regarding the various closing costs and other price adjustments, is estimated by management of the Company to consist of approximately 0.15 shares of Century common stock and approximately $4.05 cash (before deducting a cash holdback estimated at $.32 per share for possible post-closing liabilities). The per share price utilized to determine the number of shares of Century Common Stock to be delivered at closing will be an average of its closing price for a ten day period prior to closing, subject to floor and ceiling prices of $27 and $33, respectively. Approximately $40 million of the Company's debt will be assumed by Century in the merger. The transaction is expected to close during the third fiscal quarter and is subject to the approval of the Company's shareholders and the fulfillment of other closing conditions.

                         CELUTEL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

3. NOTES PAYABLE

     The Company entered into a bank loan agreement (the "Bank Loan Agreement") with PNC Bank, (the "Bank"), formerly Provident National Bank, on April 2, 1991 whereby, through December 31, 1994, the Company is able to borrow up to $40,000,000, subject to the Company's continuing compliance with the covenants and conditions of the Bank Loan Agreement. Borrowings under the Bank Loan Agreement bear interest at the Bank's prime interest rate plus 2% or LIBOR plus 3% and are collateralized by substantially all of the Company's majority-owned cellular system assets. Commencing on March 31, 1995, the Company is required to make payments of principal on the loan so as to repay the outstanding principal in full in quarterly installments over the following four years with the final payment due on December 31, 1998. The loan is subject to certain mandatory prepayment provisions out of the proceeds of the sale of certain assets and commencing with the fiscal year beginning May 1, 1995 out of excess cash flow, as defined.

     The principal balance outstanding as of October 31, 1993 was $38,550,000 at an average interest rate of 6.33%. Accrued interest at October 31, 1993 was $375,898.

4. PASCAGOULA CELLULAR TELEPHONE CO., INC.

     Pascagoula Cellular Telephone Company, Inc. ("Pascagoula"), a wholly-owned subsidiary of the Company, was incorporated in Delaware on July 12, 1989. On October 3, 1990, Pascagoula purchased 100% of the capital stock of the corporation holding a 50.01% interest in the partnership that owned the FCC permit to construct a cellular radio system in Pascagoula, Mississippi MSA. The purchase price was originally $13,091,418, not including closing costs and other adjustments. Of the total purchase price, $1,000,000 was paid on September 13, 1990, $1,200,000 at closing on October 3, 1990, $97,000 by the assignment of the Company's minority interest in Richland/Kennewick/Pasco, Washington MSA, and the remaining $10,845,990 paid by the issuance of a promissory note bearing interest on the unpaid principal amount at prime plus 2% due February 15, 1991 collateralized by a senior security interest in the 50.01% interest in the Pascagoula system. On February 12, 1991, the Company reached an agreement in principle to reduce the purchase price in the transaction. The note for $10,845,990 was canceled and in exchange $1,750,000 paid in cash by the Company concurrently with the closing of the Continental transaction and the Company was issued a new note in the principal amount of $3,550,000 payable on May 1, 1996. The interest rate on the new note is prime plus 2% and is collateralized by a senior security interest in the 50.01% interest in the Pascagoula system. The principal balance outstanding as of October 31, 1993 was $2,692,000 at an average interest rate of 8%. Accrued interest as of October 31, 1993 was $17,947.

5. PURCHASE OF MINORITY INTEREST

     On June 15, 1993, the Company entered into an agreement with PriCellular Corporation to purchase an 8.7% minority interest in the Company's Biloxi subsidiary. By letter agreement dated August 30, 1993, the Company assigned to Century its right to acquire approximately 54% of this 8.7% interest. The Company and Century completed the purchase of these shares on August 31, 1993. The August 30, 1993 letter agreement provides that if neither the Merger nor the MGC Agreement is completed, the Company will purchase the shares that Century acquired thereunder at a price equal to Century's purchase price of $594,340. The aggregate purchase price of the Company's interest was $505,660.

                         CELUTEL, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

5. PURCHASE OF MINORITY INTEREST--(CONTINUED)

     On July 26, 1993, the Company entered into a purchase agreement with a minority shareholder in the Company's McAllen subsidiary. Whereby on August 16, 1993 the Company purchased his 3.7274% minority interest in the McAllen subsidiary. The aggregate purchase price of this interest was $500,000.

     On November 3, 1993, the Company entered into an agreement with McCaw Cellular Communications, Inc. to purchase 1.8%, 1.9469% and 1.526% minority interests in the Company's McAllen, Brownsville and Biloxi subsidiaries, respectively. By letter agreement dated November 3, 1993, the Company assigned to Century its right to acquire the 1.526% interest in the Biloxi subsidiary. The Company and Century completed the purchase of these shares on November 4, 1993. The November 3, 1993 letter agreement provides that if neither the Merger nor the MGC Agreement is completed, the Company will purchase the shares that Century acquired thereunder at a price equal to Century's purchase price of $242,700. The aggregate purchase price of the Company's interests in the McAllen and Brownsville subsidiaries was $953,000.

6. INCOME TAXES

     In February 1992, the Financial Accounting Standards Board issued statement No. 109 (SFAS 109), "Accounting for Income Taxes". SFAS No. 109 requires recognition of deferred tax liabilities and assets for expected future tax consequences of events that have been included in financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statements and tax bases of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to reverse. The Company adopted SFAS No. 109 effective May 1, 1993. Under the provisions of SFAS No. 109, the Company elected not to restate prior years and has determined that the cumulative effect of implementation was immaterial.

     As of October 31, 1993 the Company and its subsidiaries, of which the following are not consolidated for federal income tax purposes, The McAllen Cellular Telephone Co., Brownsville Cellular Telephone Co., Inc., had the following for components of net deferred tax assets:

                                                                                      DEFERRED TAX   DEFERRED TAX
                                                                                         ASSETS       LIABILITIES
                                                                                      -------------  -------------
Celutel, Inc. and Consolidated Subsidiaries:
       Current
Allowance for uncollectible accounts receivable.....................................  $      41,758  $    --
Obligation for consulting agreement.................................................         12,467       --
                                                                                      -------------  -------------
     Total Current..................................................................  $      54,225  $    --
                                                                                      -------------  -------------
                                                                                      -------------  -------------
       Noncurrent
Accumulated depreciation and amortization...........................................  $    --        $   1,708,964
Tax basis of intangible assets......................................................        525,730       --
Tax basis of property, plant and equipment..........................................       --                2,700
Net operating loss carryforwards....................................................      6,062,346       --
                                                                                      -------------  -------------
     Total Noncurrent...............................................................  $   6,588,076  $   1,711,664
                                                                                      -------------  -------------
                                                                                      -------------  -------------

     At October 31, 1993 Celutel, Inc. and its consolidated subsidiaries had net current deferred tax assets of $54,225 and net noncurrent tax assets of $4,876,412. A valuation allowance, as prescribed by SFAS No. 109, in the amount of $4,930,637 has been established, which reduces the carrying value of the net deferred tax assets to zero.

                         CELUTEL, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

6. INCOME TAXES--(CONTINUED)


                                                                                      DEFERRED TAX   DEFERRED TAX
                                                                                         ASSETS       LIABILITIES
                                                                                      -------------  -------------
The McAllen Cellular Telephone Company, Inc.:
       Current
Allowance for uncollectible accounts receivable.....................................  $      31,462   $   --
Obligation for consulting agreement.................................................       --             --
                                                                                      -------------  -------------
     Total Current..................................................................  $      31,462   $   --
                                                                                      -------------  -------------
                                                                                      -------------  -------------
       Noncurrent
Accumulated depreciation and amortization...........................................  $      59,963   $   --
Tax basis of intangible assets......................................................          7,303       --
Tax basis of property, plant and equipment..........................................       --              76,956
Net operating loss carryforwards....................................................      2,467,110       --
                                                                                      -------------  -------------
     Total Noncurrent...............................................................  $   2,534,376   $    76,956
                                                                                      -------------  -------------
                                                                                      -------------  -------------


     At October 31, 1993 The McAllen Cellular Telephone Company had net current deferred tax assets of $31,462, and net noncurrent tax assets of $2,457,420. A valuation allowance, as prescribed by SFAS No. 109, in the amount of $2,488,882 has been established, which reduces the carrying value of the net deferred tax assets to zero.

Brownsville Cellular Telephone Company, Inc.:
       Current
Allowance for uncollectible accounts receivable.....................................  $      15,628   $   --
Obligation for consulting agreement.................................................       --             --
                                                                                      -------------  -------------
     Total Current..................................................................  $      15,628   $   --
                                                                                      -------------  -------------
                                                                                      -------------  -------------
       Noncurrent
Accumulated depreciation and amortization...........................................  $      23,525   $   --
Tax basis of intangible assets......................................................          7,877       --
Tax basis of property, plant and equipment..........................................       --              62,181
Net operating loss carryforwards....................................................      2,285,821       --
                                                                                      -------------  -------------
     Total Noncurrent...............................................................  $   2,317,223   $    62,181
                                                                                      -------------  -------------
                                                                                      -------------  -------------

     At October 31, 1993 the Brownsville Cellular Telephone Company, Inc. had net current deferred tax assets of $15,628, and net noncurrent tax assets of $2,255,042. A valuation allowance, as prescribed by SFAS No. 109, in the amount of $2,270,670 has been established, which reduces the carrying value of the net deferred tax assets to zero.

                         CELUTEL, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

6. INCOME TAXES--(CONTINUED)

     A significant portion of the loss carryforwards are not consolidated net operating loss carryforwards and can only be utilized by the specific entities which generated the losses and are also subject to tax filing limitations pursuant to a change in control due to the Continental transaction.

                         CARRY FORWARD
                           EXPIRING                                FINANCIAL        FEDERAL
                           APRIL 30,                               REPORTING       INCOME TAX
- ---------------------------------------------------------------  --------------  --------------
1999...........................................................  $       23,400  $     --
2000...........................................................         430,100        --
2001...........................................................         401,700        --
2002...........................................................         271,000        --
2003...........................................................       2,180,000       2,435,000
2004...........................................................       4,553,900       3,273,800
2005...........................................................       4,991,500       5,392,700
2006...........................................................      10,509,500       7,466,400
2007...........................................................       6,791,000       6,716,000
2008...........................................................       4,751,400       5,959,100
2009...........................................................         358,600         556,500
                                                                 --------------  --------------
                                                                 $   35,262,100  $   31,799,500
                                                                 --------------  --------------
                                                                 --------------  --------------

     The differences between the net operating loss carryforwards for financial reporting purposes and for income tax purposes are primarily attributable to the capitalization of start up costs and non-deductible expenses for income tax purposes which were expenses for financial reporting purposes of approximately $1,070,400, the tax gain on the Parkersburg exchange of approximately $6,600,000, the tax gain on the incorporation of an unconsolidated subsidiary of approximately $894,300, the tax gain on an exchange of partnership interests, accounted for as a like-kind exchange for financial reporting purposes of approximately $1,696,300, the differences resulting from using different book and tax amortization periods for license acquisition costs of approximately $5,122,900, minority interest in Celutel of Biloxi, Inc., Jackson Cellular Telephone Co., Inc., The McAllen Cellular Telephone Co., Inc. and Brownsville Cellular Telephone Co., Inc., of approximately $1,741,800, deferred compensation of approximately $36,700 and other miscellaneous items of approximately $29,600.

7. CONTINGENCIES

     On May 5, 1992, a shareholder of the Company initiated an action in the United States District Court for the District of New Jersey seeking to recover damages and punitive damages from the Company and others for delay in removing a restrictive legend from share certificates and allegedly seeking to delay the sale by the shareholder of shares in stock of the Company. The Company believes it has no liability and it intends to vigorously defend itself in the action. Since discovery is still proceeding and the ultimate outcome of this litigation is unknown at the present time, no provision for any liability that might result has been made in the accompanying consolidated financial statements.

     The Company is subject to other legal proceedings and claims which have arisen in the ordinary course of its business and have not been finally adjudicated. These actions, when ultimately concluded and determined, will not, in the opinion of management, have a material effect upon the financial position of the Company.

          Item 7.   Exhibits

                    2 Agreement and Plan of Merger dated as of October 8, 1993, by and among Century Telephone Enterprises, Inc., Celutel Acquisition Corp., Celutel, Inc. and the Principal Stockholders of Celutel, Inc., as amended by Amendment No. 1 thereto dated as of January 5, 1994 (incorporated by reference to Exhibit 2 of Amendment No. 2 to Century's Registration Statement on Form S-4 (Registration No. 33-50791)).

                                      SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        CENTURY TELEPHONE ENTERPRISES, INC.



                                        By:             /s/ Murray H. Greer

                                                    Murray H. Greer
                                                       Controller

          Dated:   January 13, 1994